Exhibit 10.61

October 11, 2016

Art’s-Way Manufacturing Co., Inc.

5556 Highway 9 West

Armstrong, Iowa 50514

Attn: Carrie L. Gunnerson

Re:     Consent to Merger of Wholly-Owned Subsidiary

Dear Ms. Gunnerson:

Art’s-Way Manufacturing Co., Inc., a Delaware corporation (the “Borrower”) and U.S. Bank National Association (the “Lender”) are parties to certain agreements including those that govern (i) that certain Revolving Credit Loan, dated May 1, 2013 (such agreements, as amended prior to the date hereof, the “2013 Revolving Loan Agreement”); (ii) that certain Term Loan, dated May 1, 2013, in the original principal amount of $1,143,600.00 (such agreements, as amended prior to the date hereof, the “First 2013 Term Loan Agreement”); (iii) that certain Term Loan, dated May 1, 2013, in the original principal amount of $1,833,510.26 (such agreements, as amended prior to the date hereof, the “Second 2013 Term Loan Agreement”); (iv) that certain Term Loan, dated May 1, 2013, in the original principal amount of $1,006,500.00 (such agreements, as amended prior to the date hereof, the “Third 2013 Term Loan Agreement”; and together with the First 2013 Term Loan Agreement and the Second 2013 Term Loan Agreement, the “2013 Term Loan Agreements”); (v) that certain Term Loan, dated May 29, 2014, in the original principal amount of $1,000,000.00 (such agreements, as amended prior to the date hereof, the “2014 Term Loan Agreement”); and (vi) that certain Term Loan, dated May 10, 2012, in the original principal amount of $800,000 (such agreements, as amended prior to the date hereof, the “2012 Term Loan Agreement”). The 2013 Revolving Loan Agreement, 2013 Term Loan Agreements, 2014 Term Loan Agreement, and the 2012 Term Loan Agreement are sometimes collectively referred to herein as the “Loan Agreements”. The Borrower’s obligations under the Loan Agreements are guaranteed and secured by, among other things, the assets of Art’s-Way Vessels, Inc., an Iowa corporation and a wholly-owned subsidiary of the Borrower (the “Subsidiary”), pursuant to certain agreements including (a) that certain Continuing Guaranty dated May 1, 2013 between the Subsidiary and the Lender (the “Continuing Guaranty”); (b) that certain Pledge Agreement dated May 1, 2013 by the Subsidiary in favor of the Lender (the “Pledge Agreement”); (c) that certain Business Security Agreement dated May 1, 2013 by the Subsidiary in favor of the Lender (the “Business Security Agreement”); (d) that certain Mortgage, Security Agreement and Assignment of Rents dated May 1, 2013 by the Subsidiary in favor of the Lender (the “Mortgage”) and (e) that certain Reaffirmation of Guaranty dated May 29, 2014 by the Subsidiary in favor of the Lender (the “Reaffirmation of Guaranty”). The Continuing Guaranty, Pledge Agreement, Business Security Agreement, Mortgage and Reaffirmation of Guaranty are sometimes collectively referred to herein as the “Guarantor Agreements”.

The Borrower has informed the Lender that the Borrower intends to effectuate a transaction whereby the Subsidiary will be merged with and into the Borrower with the Borrower as the surviving entity (the “Merger”).

Notwithstanding the provisions of Section 2.3 of each of the Loan Agreements, Section 8 of the Continuing Guaranty, Article 6 of the Pledge Agreement, Section 2.1 of the Business Security Agreement, Section 2.3 of the Mortgage and any other provisions of the agreements between Lender, on the one hand, and the Borrower or the Subsidiary, on the other hand, which may suggest that the Merger is prohibited or would result in an Event of Default (as defined in each Loan Agreement or Guarantor Agreement, as applicable) thereunder, the Lender hereby consents to the Merger and acknowledges and agrees that the Merger shall not constitute a default under any of the Loan Agreements, the Guarantor Agreements or the ancillary documents related to either of the foregoing, and shall not cause any acceleration of or penalty relating to the Borrower’s or the Subsidiary’s obligations thereunder subject to the following terms and conditions:

(a)     The Merger must be consummated not later than November 4, 2016, or by such later date as agreed to by the Lender.

(b)     The Merger shall be consummated substantially in accordance with the draft of the Articles of Merger and any other documents and agreements related thereto delivered to the Lender or its counsel prior to the date hereof.

(c)     Not later than 3 business days after the consummation of the Merger, the Borrower shall deliver to the Lender a certificate of the secretary or other appropriate officer of the Borrower certifying that attached thereto are true, correct and complete copies of (i) the Articles of Merger and any other documents and agreements related thereto, in each case as certified or file-stamped by the Secretary of State of the State of Iowa or the Secretary of State of the State of Delaware, as applicable, and (ii) the other organizational documents of the Borrower, if amended;

(d)     Not later than 5 business days after the consummation of the Merger, the Borrower shall deliver to the Lender evidence of filing of affidavits of merger in the office of the Recorder of Deeds of Dubuque County with respect to any mortgage by the Subsidiary in favor of the Lender;

(e)     The Lender may take such additional steps as is necessary, in the Lender’s sole discretion, to perfect the Lender’s security interest in the assets of the Borrower or the Subsidiary.

(f)     The Borrower shall deliver to the Lender such other items as the Lender shall request.

The consent set forth in this letter is unique to the particular circumstances described herein. Except as expressly set forth above, it does not constitute or imply a consent to any future merger or other transaction, in each case whether or not similar to the transactions described above.

This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this letter, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this letter. Any party delivering an executed counterpart signature page to this letter by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this letter but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this letter.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

/s/ Roger Gross

Roger Gross

Vice President

ACKNOWLEDGED AND AGREED as of the date first written above:

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie L. Gunnerson
Name:	Carrie L. Gunnerson
Title:	President, CEO and Secretary

ART’S-WAY VESSELS, INC.

By:	/s/ Carrie L. Gunnerson
Name:	Carrie L. Gunnerson
Title:	President, CEO and Secretary